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                                                                   Exhibit 10.11


                           HUDSON CITY SAVINGS BANK
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                     FOR

                      ____________________________________


            Hudson City Savings Bank ("Hudson") hereby establishes the Supplemental Retirement Plan set forth in this instrument for ___________________________________________ and his beneficiaries as set forth in the Employees' Retirement Plan of Hudson City Savings Bank.

            1.    Type of Plan

            It is intended that this Plan shall be an unfunded plan maintained by Hudson primarily for the purpose of providing deferred compensation benefits for an individual management or highly compensated employee. The benefits provided herein shall be paid exclusively out of Hudson's general assets. Hudson's obligations to the Member or his beneficiaries shall be represented merely by entries on Hudson's books of account, shall not be deemed a trust or escrow account and the rights of the Member or his beneficiaries with respect thereto shall be limited to that of an unsecured creditor of Hudson.

            2.    Membership

            Eligibility for participation in this Plan shall be limited to ________________________________ a management employee of Hudson (herein referred to as "Member").

            3.    Normal Retirement Benefit Formula

            Upon retirement at Normal Retirement Date, the annual benefits payable under this Supplemental Plan shall be equal to two percent (2%) of the Member's Average Annual Compensation for each year of service, to a maximum of thirty (30) years, or sixty percent (60%), reduced by the Member's Annual Accrued Benefit as of such date as a participant in the Employees' Retirement Plan of Hudson City Savings Bank. In computing a Member's Normal Retirement Benefit, the following rules shall be followed:

                  a) The Member's Average Annual Compensation shall be the average of the Member's Average Annual Compensation for the three (3) highest consecutive years of service received by him during the ten (10) year period ending with his termination of employment.

                  b) The Member's Annual Compensation shall be the aggregate of all payments for services, excluding bonuses, commissions and overtime pay, paid to the Member
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during the year, and excluding contributions to the Employees' Retirement Plan of Hudson City Savings Bank or other special or fringe benefits.

                  c) A Member shall be credited with a year of service for each calendar year in which he works 1000 hours.

            4.    Normal Retirement Date

            A Member shall be entitled to retire and to receive the Normal Retirement Benefits provided by this Plan upon attainment of age sixty-five
(65).

            5.    Early Retirement Date

            A Member shall be entitled to retire early and to receive the Early Retirement Benefit provided by this Plan upon satisfaction of either of the following:

                  a) attainment of age sixty (60) and completion of at least five (5) years of service with Hudson, or

                  b) completion of thirty (30) years of service with the Bank.

            6.    Early Retirement Benefit

            A Member's Early Retirement Benefit is the Member's Normal Retirement Benefit computed as of the Member's Early Retirement Date, reduced by five-twelfths of one percent for each of the first 120 months by which the commencement date of the payment of the Early Retirement Benefits precedes the commencement date for payment of the Normal Retirement Benefits under the Plan, and further actuarially reduced for payment before age 55.

            7.    Disability Retirement

            If the Member suffers "total and permanent disability" within the meaning of the Employees' Retirement Plan of Hudson City Savings Bank and has completed ten (10) years of service, he shall be entitled to receive a Disability Benefit under this Plan. The Disability Benefit shall be the amount which would be paid to the Member as a Normal Retirement Benefit, payable upon his Disability Retirement Date.

            8.    Benefits Payable Upon Termination of Employment

                  a) A member who terminates his employment with the Bank on or after his Normal Retirement Date, death or disability shall have a 100% nonforfeitable right to his accrued benefit determined as of the date of his termination of employment.
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                  b) A member who terminates his employment prior to the
termination of this Plan for any reason other than those described in (a) above, with less than 10 years of service, shall forfeit all rights to benefits under this Plan. A member who has completed 10 years of service and who terminates his employment with the Bank shall retain 100% nonforfeitable right to his accrued benefit.

            9.    Change in Control

            In the event of a change in control all benefits payable under this plan shall become 100% nonforfeitable and no actuarial reductions will be applied to those benefits. "Change in Control of the Bank" shall be deemed to occur where and if:

                  a) The Bank merges with another Bank, or if the Bank converts to a common stock entity;

                  b) 50% or more of the individuals who are directors of the Corporation cease to constitute the Board during any period of two consecutive years.

            10.   Pre-Retirement Joint and Survivor Annuity

            In the event a Member dies before his retirement under this Plan and he has completed 10 years of service, his spouse, or child up to age 21 if surviving spouse dies, shall be entitled to receive a 100% Joint and Survivor Annuity. The amount of the annuity is payable to the spouse in the same amount which would have been paid to the Member if he had retired on the day before the date of his death and begun to receive a "100% Joint and Survivor Annuity". Under this form of annuity the Member receives an annuity for his life and, at his death, his spouse (or child up to age 21 if surviving spouse dies) shall receive 100% of the annuity.

            Written election may be made to waive this preretirement joint and survivor annuity. Such waiver will not be valid unless endorsed by members spouse's notarized (or witnessed) consent. Election may be revoked at any time.

            11.   Form of Benefits

                  a) The normal form of benefits provided by this Plan for a married member shall be a monthly 100% Joint and Survivor Annuity payable for the life of the Member, beginning on the first day of the month coincident with or next following the date of his retirement hereunder, and, upon his death, the monthly payment shall continue to his surviving spouse for his
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or her life, or child up to age 21 if surviving spouse dies. For an unmarried member, the normal form of benefit shall be a monthly annuity for the life of the member and ending with the monthly payment immediately preceding the date of his death.

                  b) With the consent of Hudson, a member may receive an alternative form of benefit which is the actuarial equivalent of the normal form of benefit. This request for an alternative form of benefit must be made in writing and shall be made effective only if the Participants' spouse acknowledges the effect of such election and consents to it in writing. Such consent must be witnessed by a member of the Committee or a notary public. Any revocation will not preclude the Participant from making another election to receive the 100% Joint and Survivor annuity (normal form) if the election is made sixty (60) days prior to commencement of benefits.

                  c) The actuarial equivalent value of any benefit provided under this Plan, including the death benefit shall be computed on the basis of an eight percent (8%) interest assumption and the Unisex Pension Mortality Table for 1984 with ages set back two years.

            12.   Non-Alienation of Benefits

            Benefits under this Plan shall not be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such benefit be in any manner subject to the debts, contracts or liabilities of the person entitled to such benefit. However, in the event that a Member's benefits are garnished or attached by order of any court of competent jurisdiction, Hudson shall be relieved from any liability arising with respect to the amount due the Member or any beneficiary hereunder, by reason of Hudson obeying any such order.

            13.   Amendment and Termination

            This Plan may not be modified, amended, revised, revoked, terminated or otherwise changed except by an instrument in writing which is executed by both Member and an authorized officer of Employer.
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            14.   Participation in Other Plans

            Nothing contained herein shall preclude or disqualify Member from participating in any employee benefit plan or other employee fringe benefit program otherwise made generally available to Hudson's employees.

            15.   Governing Law

            The implementation and interpretation of this Plan shall be governed by and enforced in accordance with the laws of the State of New Jersey.

            16.   Binding Effect and Assignability

            The rights and obligations of the parties hereto under this Plan shall inure to the benefit of and shall be binding upon the heirs, successors and assigns of both Hudson and Member, but shall not be assignable without the written consent of both parties.

            IN WITNESS WHEREOF, Hudson City Savings has caused this instrument to be executed by its duly authorized officers and the individual party hereto
has executed this instrument this ____ day of_________________ ,    .

                                      HUDSON CITY SAVINGS BANK

                                      By: _____________________________________



                                      Attest: _________________________________



Witness:                              Member:

_________________________________     _________________________________________